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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 30, 1997, with respect to the consolidated financial statements of Matrix Capital Corporation as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, in the Registration Statement (Form S-1 No. 333-________) and related Prospectus of Matrix Capital Corporation for the registration of 779,592 shares of its common stock.

                                         /s/ ERNST & YOUNG LLP

Phoenix, Arizona
June 27, 1997